                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Offering Circular/Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated February 8, 1996, relating to the financial statements of The Re-Print Corporation, which report appears in the Current Report on Form 8-K dated January 12, 1998 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts."

                                          BDO Seidman, LLP

Atlanta, Georgia
March 31, 1998